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                                                                Exhibit 99.B(10)

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 28, 2000, with respect to the consolidated financial statements of The Manufacturers Life Insurance Company of North America and our reports dated February 15, 2000, with respect to the financial statements of The Manufacturers Life Insurance Company of North America Separate Account A, both of which are contained in the Statement of Additional Information, in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4 File No. 333-38081).



                                                   /s/   Ernst & Young LLP

Boston, Massachusetts
April 24, 2000